Exhibit 99.77(q)

ITEM 77Q. Exhibits

(d)(1) Termination letter, effective March 26, 2013, with respect to Sub-Advisory Agreement between ING Investments, LLC and Brandes Investment Partners, L.P. – Filed herein.

(d)(2) Termination letter, effective March 26, 2013, with respect to Sub-Advisory Agreement between ING Investments, LLC and del Rey Global Investors, LLC – Filed herein.